Exhibit 1.1

Beasley Broadcast Group, Inc.

$5,235,810

CLASS A COMMON STOCK

EQUITY DISTRIBUTION AGREEMENT

June 12, 2026

Noble Capital Markets, Inc.

150 East Palmetto Park Rd., Suite 110

Boca Raton, FL 33432

Ladies and Gentlemen:

Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Noble Capital Markets, Inc., a Florida corporation (“Noble”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through Noble, acting as agent and/or principal, shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $5,235,810 (the “Maximum Amount”), subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of shares of Common Stock to or through Noble will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which was declared effective under the Securities Act (as defined below) by the U.S. Securities and Exchange Commission (the “Commission”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, not earlier than three years prior to the date hereof, a shelf registration statement on Form S-3 (File No. 333-295967), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of Common Stock pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to Noble, for use by Noble, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the offering of Common Stock pursuant to this Agreement. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as well as any new registration statement as may have been filed pursuant to Section 7(z), including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein (the “Incorporated Documents”), (2) any information contained or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Incorporated Information”) to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time, and (3) any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act to register the offer and sale of additional shares of Common Stock pursuant to this Agreement. Except where the context otherwise requires, “Prospectus,” as used herein, means the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) under the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Common Stock that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (each, an “Issuer Free Writing Prospectus”). Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Common Stock through Noble, as agent, hereunder (each, a “Placement”), it will notify Noble by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Common Stock to be sold, which shall at a minimum include the number of shares of Common Stock to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Noble set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Noble unless and until (i) in accordance with the notice requirements set forth in Section 4, Noble declines to accept the terms contained therein for any reason, in its sole discretion, by notice to the Company within two Business Days after the receipt of such Placement Notice, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the

Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Noble in connection with the sale of the Placement Shares through Noble, as agent, shall be as set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Noble will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Noble and Noble does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Noble

(a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Noble, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of such Placement Notice. If acting as agent hereunder, Noble will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the prices at which such Placement Shares were sold, the gross proceeds from such sales, the compensation payable by the Company to Noble pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Noble (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, Noble may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker or through an electronic communications network. If expressly authorized by the Company in a Placement Notice, Noble may also sell Placement Shares in privately negotiated transactions. Except as contemplated by Section 7(z), Noble shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Noble will be successful in selling Placement Shares, and (ii) Noble will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Noble to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b) Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement (i) if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the number or amount of shares of Common Stock then available for offer and sale under the Prospectus and the then currently effective Registration Statement pursuant to which the offering hereunder is being made and (C) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Noble in writing, or (ii) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Noble in writing. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 3(b) on the number or amount of Placement Shares that may be issued and sold under this Agreement shall be the sole responsibility of the Company, and Noble shall have no obligation in connection with such compliance.

(c) During the term of this Agreement, neither Noble nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company; or (ii) any sale of any security of the Company that Noble does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, Noble. During the term of this Agreement and notwithstanding anything to the contrary herein, Noble agrees that in no event will Noble or its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act.

4. Suspension of Sales.

(a) The Company or Noble may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed promptly by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension Period is in effect, any obligation under Section 7(p), Section 7(q) or Section 7(r) with respect to the delivery of certificates, opinions or comfort letters to Noble shall be suspended only for the duration of the Suspension Period. Immediately following the expiration or cessation of a Suspension Period, all obligations under Section 7(p), Section 7(q) or Section 7(r) with respect to the delivery of certificates, opinions or comfort letters shall be automatically reinstated without any action by Noble. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and Noble shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and Noble agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) Noble shall not be obligated to sell or offer to sell any Placement Shares.

(c) If either Noble or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party thereof, and Noble may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the next Trading Day following the respective Point of Sale (as defined below) (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Noble at which such Placement Shares were sold, after deduction for (i) Noble’s discount, commission or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Noble hereunder pursuant to Section 7(k) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Noble’s or its designee’s account (provided Noble shall have given the Company written notice of such designee within a reasonable time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Noble will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold Noble, its directors, officers, members, partners, employees and agents of Noble, each broker dealer affiliate of Noble, and each person, if any, who (A) controls Noble within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with Noble (each, a “Noble Affiliate”), harmless against any loss, claim, damage, or expense (including reasonable and documented out-of-pocket legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Noble any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company, on behalf of itself and its subsidiaries, represents and warrants to, and agrees with, Noble that as of the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, and each Point of Sale (each, an “Applicable Time”):

(a) Compliance with Registration Requirements. The Registration Statement was declared effective under the Securities Act by the Commission on June 4, 2026, and any post-effective amendment thereto and any Rule 462(b) Registration Statement have also been declared effective by the Commission or became effective upon filing under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the Placement Shares in accordance with Rules 456(a) and 457(o) under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time of (i) the initial filing of the Registration Statement with the Commission and (ii) the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.6. of Form S-3. The Registration Statement and the offer and sale of the Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. The Prospectus Supplement has named Noble as an agent that the Company has engaged in the section entitled “Plan of Distribution.” The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(b) No Misstatement or Omission. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied or will comply in all material respects with the Securities Act. The Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, complied or will comply in all material respects with the Securities Act. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Point of Sale and each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Noble furnished to the Company in writing by Noble expressly for use therein. “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

The Company has delivered to Noble one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Noble has reasonably requested.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Noble’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(d) The Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(e) Capitalization. The capitalization of the Company is as set forth in the Company’s filings with the SEC. All the outstanding shares of Common Stock of the Company have been, on the date hereof, on each Representation Date, as of each Applicable Time and as of each Settlement Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, except as set forth in the Registration Statement and the Prospectus; except as described in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(f) Authorization of the Placement Shares. The Placement Shares to be sold by Noble, acting as agent and/or principal for the Company, have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. The issuance of the Placement Shares is not subject to the preemptive or other similar rights of any stockholder of the Company.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived. No person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise.

(i) Equity Incentives. With respect to stock options, share awards (including restricted common stock and restricted stock units), stock appreciation rights, performance awards, annual incentive cash awards and/or other equity-based awards (the “Equity Incentive Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, including without limitation the Company’s 2025 Equity Incentive Award Plan, the 2007 Equity Incentive Plan (the “Company Stock Plans”), (i) each Equity Incentive Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Equity Incentive Award was duly authorized no later than the date on which the grant of such Equity Incentive Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Capital Market and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States applied on a consistent basis in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Incentive Awards prior to, or otherwise coordinating the grant of Equity Incentive Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(j) No Material Adverse Effect. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no Material Adverse Effect in the condition (financial or otherwise), assets, rights, operations, business, management or prospects of the Company and its subsidiaries, considered as one entity or any development involving a prospective Material Adverse Effect, which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k) Independent Accountants. Crowe LLP, which has certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(l) Preparation of the Financial Statements. The consolidated financial statements of the Company, together with related notes and schedules as incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. The financial data set forth or incorporated in the Prospectus under the caption “Selected Financial Data” fairly present the information set forth therein at the indicated dates and for the indicated periods on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated in the Registration Statement. Any pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial data set forth or incorporated by reference in the Registration Statement and the Prospectus is accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not disclosed in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement or the Prospectus that contain “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(m) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization and has corporate, partnership or limited liability company or other power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 4. The Company and each of its subsidiaries is qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the business, management, condition (financial or otherwise), results of operations, stockholders’ equity (or members’ interests) or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or a material adverse effect on the performance by the Company, its subsidiaries and Noble of their obligations under the consummation of the transactions to be undertaken by the Company and each of its subsidiaries as described in the Prospectus Supplement.

(o) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof contained in the Prospectus. The form of certificates for the Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those disclosed in the Prospectus or in a document filed as an exhibit to or incorporated by reference into the Registration Statement. All of the issued and outstanding capital stock of, or other ownership interests in, each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has outstanding, and on each Representation Date, as of each Applicable Time and as of each Settlement Date, as the case may be, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in breach or violation of its certificate or articles of incorporation, charter, bylaws, limited liability company agreement, certificate or agreement of limited or general partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of such entity, (ii) in breach of or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such breaches, violations or Defaults that would not, individually or in the aggregate, reasonably be expected to have or to result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described in the Prospectus under the caption “Use of Proceeds”) (i) will not result in any breach or violation of the certificate or articles of incorporation, charter, bylaws, limited liability company agreement, certificate or agreement of limited or general partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf), issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its significant subsidiaries. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the performance of the Company of the transactions herein contemplated has been obtained or made and is in full force and effect, except (i) with respect to any Applicable Time at which Noble would not be able to rely on Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), such additional steps as may be required by FINRA or (ii) such additional steps as may be necessary to qualify the Common Stock for sale by Noble under state securities or Blue Sky laws.

(q) Legal Actions or Proceedings. There is no judicial, regulatory, arbitral or other legal or governmental proceeding (including, without limitation, by the FCC) or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its subsidiaries is a party or of which any property, operations or assets of the Company or any of the subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance by the Company and its subsidiaries of their obligations under this Agreement and the consummation of the transactions to be undertaken by the Company and each of its subsidiaries as described in the Prospectus and, to the knowledge of the Company or its subsidiaries, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation or arbitration against or involving the Company or any of its subsidiaries would not reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor to the knowledge of the Company is there any basis for any such action, suit, inquiry, proceeding or investigation. To the Company’s knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Securities Act. Except as disclosed in the Registration Statement and the Prospectus or as would reasonably be expected to have a Material Adverse Effect, all such contracts to which the Company, or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company, or the applicable subsidiary, constitute valid and binding agreements of the Company, or the applicable subsidiary and are enforceable against the Company, or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. None of the Company, or the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company, or the applicable subsidiary under any of such contracts, to the extent such breach would have a Material Adverse Effect.

(r) Labor Disputes. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any subsidiary, is threatened in writing or imminent and the Company is not aware of any existing, threatened in writing or imminent labor disturbances by the employees of any of its or any of the subsidiaries’ principal suppliers, manufacturers, customers or contractors, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Title. Except as described in the Prospectus, the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Prospectus. The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all liens, except such as are described in the Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and each of its subsidiaries; and any real property and buildings held under lease or sublease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of its subsidiaries.

(t) All Necessary Permits, etc. The Company and each of its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease or operate its properties and conduct its business as it is now being conducted and as disclosed in the Prospectus and each such Consent is valid and in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any investigation or proceedings that, if decided adversely to the Company, would reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any such Consent. There is no claim or proceeding pending or, to the knowledge of the Company, threatened, involving the status of or sanctions under any of the Consents. Each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to the Consents, and the Company is not aware of the occurrence of any event which allows, or after notice or lapse of time would allow, the revocation, termination, or other impairment of the rights of the Company or any of its subsidiaries under such Consent.

(u) Tax Law Compliance. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed or extensions thereof have been requested, and all taxes shown by such returns and all material United Sates federal income taxes otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. Each of the Company and its subsidiaries has filed all tax returns that are required to have been filed by it pursuant to applicable United States federal, foreign, state, provincial, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes or assessments the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. All material taxes which the Company and its subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Company and its subsidiaries.

(v) Company Not an “Investment Company”. Each of the Company and its subsidiaries is not and, at all times up to and including consummation of this Agreement, and after giving effect to this Agreement and the application of the proceeds thereof, will not be, required to register as an “investment company” under the United States Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(w) Insurance. The Company and its subsidiaries maintain insurance from recognized, financially sound institutions in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. All policies of insurance insuring the Company or its business, assets, employees, officers and directors are in full force and effect, and the Company is in compliance with the terms of such policies in all material respects. There are no claims by the Company under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause that would be a Material Adverse Effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(x) No Price Stabilization or Manipulation. None of the Company, its subsidiaries or any of their affiliates (within the meaning of Rule 144 under the Securities Act), or any of their controlling persons, has taken, directly or indirection, any action which constitutes, is or which might reasonably be expected to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale resale of the Common Stock.

(y) Related Party Transactions. To the Company’s knowledge, no relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, that is required by the Securities Act or the Exchange Act to be described in a registration statement on Form S-1 and is not so described in the Prospectus.

(z) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission under the Exchange Act, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at each Point of Sale and each Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa) Conformity of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of Noble. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(bb) Compliance with Environmental Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release of or exposure to or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials by, due to, on behalf of, or caused by or that forms the basis for liability of the Company or any of its subsidiaries (or, to the knowledge of the Company or any subsidiary, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any of its subsidiaries, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company or any subsidiary, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and the Company and its subsidiaries have complied with all Environmental Law and permits required thereunder and, to the knowledge of the Company or any subsidiary, have no other costs or liabilities pursuant to any Environmental Law, except in each case which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(cc) Intellectual Property. The Company and each of its subsidiaries: (i) owns or possesses valid and adequate rights to use any and all patents and patent applications; trademarks, service marks, domain names, social media accounts and identifiers, trade names, brand names, trademark registrations, service mark registrations and all goodwill arising from the foregoing; rights of publicity; copyrights, works of authorship, software, data, databases, systems, and technology; licenses, formulae, customer lists, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures; and all other intellectual, industrial or proprietary property or rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as presently conducted and as described as proposed to be conducted in the Prospectus (collectively, the “Company Intellectual Property”) (provided that the foregoing representation is made to the knowledge of the Company or any subsidiary with respect to patent rights and trademarks owned by third parties), and none of the foregoing will be adversely affected by the consummation of the transactions contemplated hereby; and (ii) exclusively owns all right, title, and interest in and to all Intellectual Property described in the Prospectus as being owned by them or that is otherwise purported to be owned by them (collectively, the “Owned Intellectual Property”), except in each case under clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material registrations and applications for Owned Intellectual Property that is registered with a governmental authority are unexpired and have not been abandoned in any applicable jurisdiction, except for registrations and applications that the Company has decided to abandon or otherwise let lapse in its business judgment. The Company and its subsidiaries have not received any notice of any claim of infringement or misappropriation of the Intellectual Property rights of others that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable measures consistent with industry standards to protect the confidentiality of their material trade secrets and confidential or proprietary information (including the source code for all material proprietary software). No such material trade secrets or information (including any source code) has ever been disclosed or released to any third party, except pursuant to reasonable confidentiality obligations, and, to the knowledge of the Company or any subsidiary, no event has occurred, and no circumstances or conditions exist (including the execution of this Agreement or the consummation of the transactions contemplated hereby) that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or release thereof to a third party. To the knowledge of the Company or any subsidiary, all such trade secrets and information (including any source code) that has not been patented is and has been kept confidential. There is and has been no infringement, misappropriation, or other violation (i) by the Company or any of its subsidiaries (including by the operation of its respective business or its products or services) of any Intellectual Property rights of any third party or (ii) by third parties of any Owned Intellectual Property, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company or any subsidiary, threatened action, suit, proceeding or claim either (x) challenging (A) the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property or (B) the validity, enforceability, scope, ownership or use of any Owned Intellectual Property or (y) alleging any infringement, misappropriation or other violation by the Company or any of its subsidiaries of any Intellectual Property right of any third party, except in the case of clause (y), that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any of its subsidiaries material proprietary software contains, incorporates, includes or is linked to, derived from, embedded with or distributed with any “copyleft” or similar software in any manner that would require that any source code for such material proprietary software that is distributed to third parties by the Company or any of its subsidiaries to be disclosed, licensed or distributed to others.

(dd) IT Systems. Each of the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the conduct of their respective businesses as now conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company or any subsidiary, each of the Company’s and its subsidiaries’ respective IT Systems are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained, and required of their third-party vendors, commercially reasonable controls, policies, procedures and safeguards to maintain and protect any material confidential information in their possession, custody or control or held or processed on their behalf, and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personally identifiable data) used in connection with their respective businesses or in their possession, custody or control or held or processed on their behalf. To the knowledge of the Company or any subsidiary, there has been no loss, damage, outages, breach of security or unauthorized access or use of any IT Systems in the possession, custody or control or otherwise held or processed on the behalf of the Company or any of its subsidiaries, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, in each case that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance in all respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and personally identifiable data and to the protection of such IT Systems and personally identifiable data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ee) Brokers. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or Noble for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares by Noble under this Agreement.

(ff) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Prospectus. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(gg) No Reliance. The Company has not relied upon Noble or legal counsel for Noble for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(hh) Broker-Dealer Status; Public Float Calculation. Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA). To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. (I) All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to Noble or its counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to Rule 5110 of FINRA in connection with the transactions contemplated by this Agreement is true, complete and correct, and (II) copies of any Company filings required to be filed with FINRA have been filed with the Commission or delivered to Noble for filing with FINRA. As of the close of trading on the Exchange on June 10, 2026, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $15,707,434 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on June 10, 2026 by (y) the number of Non-Affiliate Shares outstanding on June 5, 2026). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously and, if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6. of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(ii) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(jj) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Internal Controls and Procedures. The Company maintains, on behalf of itself and its subsidiaries, a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ll) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(mm) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) 5% Owners. Except as disclosed in the Registration Statement (including the exhibits thereto and the Prospectus, to the knowledge of the Company, there are no affiliations or associations between the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(oo) Company’s Accounting System. The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the

Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA, (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(qq) Contracts and Agreements. There are no contracts, agreements, instruments or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described in all material respects and filed as required by Item 601(b) of Regulation S-K under the Securities Act. The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been furnished to Noble or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto. All contracts and agreements between the Company and third parties expressly referenced in the Registration Statement or the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity thereunder (as applicable) may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.

(rr) Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) No Unlawful Contributions or Other Payments . No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any of its officers or directors, or, to the knowledge of the Company, by any of its employees or agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; or (iii) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company.

(vv) Foreign Corrupt Practices Act. None of the Company or any of its subsidiaries or, to the Company’s or its subsidiaries’ knowledge, any director, officer, agent, employee, affiliate of, or other person acting on behalf of, the Company or any of its subsidiaries, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (collectively, the “FCPA”)); (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, statute or regulation; (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i) through (iv) of this Section 7(qq); and the Company, its subsidiaries and, to the Company’s or its subsidiaries’ knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and other applicable anti-bribery or anti-corruption laws, statutes, and regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ww) Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s or its subsidiaries’ knowledge, threatened.

(xx) Sanctions. None of the Company or any of its subsidiaries or, to the Company’s or its subsidiaries’ knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is a person with whom dealings are prohibited under any sanctions administered or enforced by the United States Government, including, without limitation, the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company or its subsidiaries is located, organized or resident in, or is majority-owned or controlled by a person that is located, organized or resident in, a country or territory that is the subject or the target of comprehensive Sanctions (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-controlled areas of Kherson and Zaporizhzhia of Ukraine, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Jurisdiction”)); and the Company will not directly or knowingly indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing or facilitating the activities of or business with any person, or in any Sanctioned Jurisdiction or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as purchaser, advisor, investor or otherwise) of Sanctions.

(yy) Exchange Listing. The Common Stock is currently listed on the Exchange under the trading symbol “BBGI”. Except as disclosed in the Prospectus, the Company has not, in the 12 months preceding the date the first Placement Notice is given hereunder, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. Except as disclosed in the Prospectus, the Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(zz) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(bbb) Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or any “equity line” transaction. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares.

(ccc) No Integration. None of the Company, its subsidiaries or any of their affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale the Company’s Common Stock.

(eee) No Material Defaults. Neither the Company nor any of its subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to Noble or to counsel for Noble pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Noble as to the matters set forth therein.

The Company acknowledges that Noble and, for purposes of the opinions to be delivered pursuant to Section 7(q) hereof, counsel to the Company and counsel to Noble, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Noble that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Noble under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), (i) the Company will notify Noble promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Noble’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Noble’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Noble (provided, however, that the failure of Noble to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Noble’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy Noble shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Noble within a reasonable period of time before the filing and Noble has not reasonably objected thereto (provided, however, that the failure of Noble to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Noble’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy Noble shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement); (iv) the Company will furnish to Noble at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise Noble, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, Noble shall cease making offers and sales under this Agreement.

(c) Delivery of Prospectus. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Noble under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Noble or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Noble to suspend the offering of Placement Shares during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Noble such number of copies of such amendment or supplement as Noble may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify Noble to suspend the offering of Placement Securities during such period and the Company will, subject to Section 4 hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Noble, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Noble may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares.

(f) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Noble under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange.

(g) Filings with NASDAQ. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(h) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Noble or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, upon reasonable notice, during regular business hours and at the Company’s principal offices or such other location mutually agreed to by the parties, as Noble may reasonably request.

(i) Delivery of Registration Statement and Prospectus. The Company will furnish to Noble and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Noble may from time to time reasonably request and, at Noble’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Noble to the extent such document is available on EDGAR.

(j) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its subsidiaries (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act. The Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy this Section 7(j).

(k) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Shares to Noble, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(e) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Noble in connection therewith shall be paid by Noble except as set forth in clause (ix) below), (v) the printing and delivery to Noble of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vii) the fees and expenses of the transfer agent or registrar for the Common Stock, (viii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department, and (ix) the Company shall reimburse Noble for its out-of-pocket expenses, not to exceed $7,500 on a quarterly basis for the first three quarters of each year, $10,000 for the fourth quarter of each year and $30,000 in connection with any filing of any additional prospectus or prospectus supplement which constitutes a Prospectus Supplement. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(m) Notice of Other Sales. During any Trading Day on which a Placement Notice is pending or sales are made pursuant to this Agreement, the Company will not, without (A) giving Noble at least one business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) Noble suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by Noble in light of the proposed sale, (I) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, purchase pursuant to its share repurchase program, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration under Rule 415 under the Securities Act, a registration statement on Form S-4 or a post-effective amendment to the Registration Statement) or (II) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (I) or (II) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (v) the Placement Shares to be offered and sold through Noble pursuant to this Agreement, (w) securities issued pursuant to a registration statement on Form S-4, or (x) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise, settlement or vesting thereof.

(n) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Noble promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Noble pursuant to this Agreement.

(o) Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made by or through Noble under this Agreement, with regard to the relevant period, the amount of Placement Shares sold to or through Noble, the Net Proceeds to the Company and the compensation payable by the Company to Noble with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold to or through Noble, the Net Proceeds to the Company and the compensation payable by the Company to Noble with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall afford Noble and its counsel with a reasonable opportunity to review and comment upon, shall consult with Noble and its counsel on the form and substance of, and shall give due consideration to all such comments from Noble or its counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission under the Exchange Act other than the specific disclosure relating to any sales of Placement Shares and (B) any disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(p) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given hereunder and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(o) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on

Form 10- Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish Noble within three (3) Trading Days after each Representation Date with a certificate, in the form attached hereto as Exhibit 7(p). The requirement to provide a certificate under this Section 7(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Noble with a certificate under this Section 7(p), then before the Company delivers the Placement Notice or Noble sells any Placement Shares, the Company shall provide Noble with a certificate, in the form attached hereto as Exhibit 7(p), dated the date of the Placement Notice.

(q) Legal Opinion. On or prior to the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to Noble the written opinion and negative assurance letter of Latham & Watkins LLP, as issuer’s counsel to the Company, or other counsel reasonably satisfactory to Noble (“Company Counsel”), in form and substance reasonably satisfactory to Noble. Thereafter, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(p) for which no waiver is applicable pursuant to Section 7(p), and not more than once per calendar quarter, the Company shall cause to be furnished to Noble the written opinion and negative assurance letter of Company Counsel in form and substance reasonably satisfactory to Noble; provided, however, that if Company Counsel has previously furnished to Noble such written opinions and negative assurance substantially in the form previously agreed between the Company and Noble, Company Counsel may, in respect of any future Representation Date, furnish Noble with a letter (a “Reliance Letter”) in lieu of such opinions and negative assurance to the effect that Noble may rely on the prior opinions and negative assurance of Company Counsel delivered pursuant to this Section 7(q) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(r) Comfort Letter. On or prior to the date the first Placement Notice is given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(p) for which no waiver is applicable pursuant to Section 7(p), the Company shall cause its independent accountants to furnish Noble a letter (the “Comfort Letter”), dated the date that the Comfort Letter is delivered, in form and substance satisfactory to Noble, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Noble in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Noble; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(t) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business in which they are engaged.

(u) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(v) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it is not, and after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than the Prospectus and an Issuer Free Writing Prospectus approved in advance by the Company and Noble in its capacity as principal or agent hereunder, neither Noble nor the Company (including its agents and representatives, other than Noble in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(y) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that provide reasonable assurance regarding the matters required by the effective applicable provisions of the Sarbanes-Oxley Act.

(z) New Registration Statement. If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Placement Shares remain unsold, the sale of the Placement Shares under this Agreement shall automatically be suspended unless and until the Company files, if it has not already done so, a new shelf registration statement relating to the Placement Shares and such new registration statement is declared effective by the Commission. References herein to the Registration Statement shall include such new shelf registration statement. If any such new shelf registration statement becomes effective prior to the termination date of this Agreement, the Company agrees to notify Noble of such effective date.

(bb) Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

(cc) Research Analyst Independence. The Company acknowledges and agrees that Noble’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Noble’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering contemplated hereby that differ from the views of personnel in its respective investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Noble with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by personnel in its investment banking division.

(dd) Noble as Market Maker. Subject to Section 3(c) and compliance with Regulation M and other applicable anti-manipulation rules under the Exchange Act, the Company acknowledges and agrees that Noble is a full service securities firm and, as such, from time to time it and one or more of its affiliates may make markets in the Common Stock or other securities of the Company in connection with which it may purchase and sell shares of Common Stock or other securities of the Company for its own account and for the account of its clients while this Agreement is in effect, including, without limitation, at the same time any Placement Notice is in effect or any sales of Placement Shares occur pursuant to this Agreement.

8. Conditions to Noble’s Obligations. The obligations of Noble hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Noble of a due diligence review satisfactory to Noble in its reasonable judgment, and to the continuing satisfaction (or waiver by Noble in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice which have not yet been issued and sold pursuant to such Registration Statement.

(b) Securities Act Filings Made. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement. All other filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. Noble shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Noble’s reasonable opinion is material, or omits to state a fact that in Noble’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Noble (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f) Company Counsel Legal Opinion. Noble shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(q).

(g) Comfort Letter. Noble shall have received the Comfort Letter required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(h) Representation Certificate. Noble shall have received the certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(i) Secretary’s Certificate. On or prior to the date the first Placement Notice is given hereunder, Noble shall have received a certificate, signed on behalf of the Company by its corporate Secretary, certifying as to (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Fourth Amended and Restated By-laws of the Company, (iii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(j) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(p), the Company shall have furnished to Noble such appropriate further opinions, certificates, letters and documents as Noble may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Noble with such conformed copies of such opinions, certificates, letters and other documents as Noble shall have reasonably requested.

(l) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m) No Termination Event. There shall not have occurred any event that would permit Noble to terminate this Agreement pursuant to Section 11(a).

(n) FINRA. Noble shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Noble, the directors, officers, members, partners, employees and agents of Noble, each broker dealer affiliate of Noble, and any other Noble Affiliate, if any, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any of the Incorporated Documents or Incorporated Information, or any amendment or supplement thereto or in any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by Noble) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

(iv) any breach by the Company of any of their respective representations, warranties and agreements contained in this Agreement;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Noble expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Noble Indemnification. Noble agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall apply only to the extent that such loss, claim, liability, expense or damage is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to Noble and furnished to the Company by Noble expressly for inclusion in any document as described in clause (x) of this Section 9(b).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the documented fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Noble, the Company and Noble will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Noble, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Noble may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Noble on the other. The relative benefits received by the Company on the one hand and Noble on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Noble from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Noble, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Noble, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Noble agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Noble shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or agents of Noble and each broker dealer affiliate of Noble will have the same rights to contribution as Noble), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive for a period of up to twelve (12) months after the date of this Agreement regardless of (i) any investigation made by or on behalf of Noble, any controlling person of Noble, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Noble shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of Noble, may materially impair the ability of Noble to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(p), 7(q), or 7(r), Noble’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of Noble’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 11(f), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Noble elects to terminate this Agreement as provided in this Section 11(a), Noble shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving three (3) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. If Noble declines any commercially reasonable Placement Notice pursuant to Section 2 of this Agreement, then the Company shall have the right to terminate this Agreement by giving written notice of termination to Noble, and any such termination shall be effective immediately upon delivery of such termination notice. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) Noble shall have the right, by giving three (3) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares to or through Noble on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(k), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(k), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Noble or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date and such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to Noble, shall be delivered to:

Noble Capital Markets, Inc.

150 East Palmetto Park Rd., Suite 110

Boca Raton, FL 33432

Email: Fpenafiel@noblefcm.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, PA

777 South Flagler Drive, Suite 300 East

West Palm Beach, FL 33401

Attention: Bruce C. Rosetto, Esq.

Email: Rosettob@gtlaw.com

Phone: (561) 650-7940

and if to the Company, shall be delivered to:

Beasley Broadcast Group, Inc.

3033 Riviera Drive, Suite 200

Naples, Florida 34103

Attention: Chris Ornelas

Email: chris.ornelas@bbgi.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004-1304

Attention: Patrick Shannon; Sam Rettew

Email: patrick.shannon@lw.com; samuel.rettew@lw.com

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by verifiable facsimile transmission (with an original to follow) or by email on or before 5:00 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Noble and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Noble may assign its rights and obligations hereunder to an affiliate of Noble without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Noble. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New Castle County, Delaware, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and Noble each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Noble is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Noble, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Noble has advised or is advising the Company on other matters, and Noble has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Noble has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company has been advised and is aware that Noble and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Noble has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against Noble, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Noble shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company; provided, however, that the foregoing shall not limit Noble’s express obligations under this Agreement, including its obligations to keep information provided by the Company confidential to the extent not otherwise publicly available.

19. Use of Information. Noble may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, for any purpose except in connection with entering into this Agreement and providing services as distribution agent hereunder, and may not provide any such information to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

21. Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Noble, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Noble.

Very truly yours,

Beasley Broadcast Group, Inc.

By:	/s/ Caroline Beasley
Name: Caroline Beasley
Title: Chief Executive Officer

Accepted as of the date first-above written:

Noble Capital Markets, Inc.

By:	/s/ Francisco Penafiel
Name: Francisco Penafiel
Title: Managing Director